UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2005

THE MILLS CORPORATION
THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code:  (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 2.01               Completion of Acquisition or Disposition of Assets.

On March 7, 2005, The Mills Limited Partnership (the “Partnership”), of which The Mills Corporation is the sole general partner, completed the acquisition of two regional shopping malls—Southdale Center and Southridge Mall —and related development components from a joint venture comprised of Blackstone Real Estate Advisors affiliates and Polaris Capital.  The acquisition was consummated via a merger agreement executed on January 26, 2005, as amended on March 7, 2005.  At the closing of the merger, Southridge Mall II, LLC, BRE/Grange-Greendale LLC, Concordia Properties II, LLC and Concordia Properties III, LLC, the four companies that collectively owned the abovementioned properties, were merged with and into two limited partnerships that are wholly owned by the Partnership.

Southdale Center is an approximately 1.3 million square foot regional shopping mall located in suburban Minneapolis, Minnesota.  The mall is anchored by Marshall Fields, JC Penney and Marshall’s.  Southdale Center also contains more than 120 specialty stores, including Crate & Barrel, Guess, Coach and J. Crew; a 16 screen AMC theatre; and various restaurants, including The Cheesecake Factory, Maggiano’s and P.F. Chang’s China Grill.  Southridge Mall is an approximately 1.2 million square foot regional shopping mall located in suburban Milwaukee, Wisconsin.  The mall is anchored by JC Penney, Sears, Kohl’s and Boston Store.  Southridge Mall also contains more than 100 specialty stores, including Victoria’s Secret, Bath & Body Works, Foot Locker and American Eagle; a children’s play area; and a food court with 11 food and beverage retailers.

The terms of the transaction and consideration paid were the result of arm’s length negotiations.  The total purchase price was approximately $451.6 million before transaction costs.  The acquisition was funded through approximately $310.6 million of new mortgages held by the two limited partnerships and approximately $141 million in cash.  The weighted average interest rate on the two fixed-rate mortgages is 5.204%.  The Partnership funded the cash portion by borrowing under its $1.0 billion revolving credit facility.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

We will file the required financial statements as soon as practicable, but in any case, not later than seventy-one calendar days after the date that this

Current Report on Form 8-K with respect to the item reported under Item 2.01 above must be filed with the Securities and Exchange Commission.

(b)           Pro forma financial information.

We will file the required pro forma financial information as soon as practicable, but in any case, not later than seventy-one calendar days after the date this Current Report on Form 8-K with respect to the item reported under Item 2.01 above must be filed with the Securities and Exchange Commission.

(c)           Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

	By:	/s/ Kenneth Parent
		Name:	Kenneth R. Parent
		Title:	Chief Operating Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

/s/ Kenneth Parent
		Name:	Kenneth R. Parent
		Title:	Chief Operating Officer

Date: March 11, 2005